UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 3, 2008
North Pointe Holdings Corporation
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-51530 (Commission File Number)	38-3615047 (IRS Employer Identification No.)

28819 Franklin Road Southfield, Michigan (Address of principal executive offices)	48034 (Zip Code)
(248) 358-1171
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On January 3, 2008, North Pointe Holdings Corporation, a Michigan corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with QBE Holdings, Inc., a Delaware corporation (“Parent”) and Noble Acquisition Corporation, a Michigan corporation and a wholly owned direct subsidiary of Parent (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, and as a result the Company will continue as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”).
Merger Agreement
Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock of the Company (the “Common Stock”) will be canceled and converted into the right to receive $16.00 in cash per share, without interest (the “Merger Consideration”), subject to withholding taxes. In addition, at or prior to the effective time of the Merger, each outstanding option to purchase Common Stock (vested or unvested) will be canceled and the holder will be entitled to receive an amount of cash equal to the difference between the Merger Consideration and the exercise price of the applicable stock option without interest and less any required withholding taxes.
The closing of the Merger is expected to occur in the first half of 2008. The Merger is subject to the approval of the Company’s shareholders, certain regulatory approvals and the satisfaction or waiver of other customary closing conditions. The Merger is not subject to a financing condition.
The Company and Parent each have certain termination rights under the terms of the Merger Agreement, including the right by either party to terminate the Merger Agreement if the Merger has not been consummated on or before July 31, 2008, subject to possible extension. In the event that the Merger Agreement is terminated under certain circumstances set forth in the Merger Agreement, the Company must pay a termination fee equal to 3% of the aggregate Merger Consideration to Parent. In addition, the Company will be required to reimburse Parent for an amount not to exceed $750,000 for transaction fees and expenses incurred by Parent and its affiliates.
The Merger Agreement contains customary representations, warranties and covenants, including covenants with respect to confidentiality, cooperation, the conduct of the Company’s business in the ordinary course consistent with past practice and other restrictions on the operation of the Company’s business prior to the consummation of the Merger, indemnification of the Company’s directors and officers, public announcements and similar matters.
The Board of Directors of the Company has unanimously approved the Merger Agreement. J.P. Morgan Securities Inc., financial advisor to the Company, provided a fairness opinion to the Board of Directors of the Company in connection with the transaction.
Affiliates of Parent wrote a portion of the Company’s property reinsurance in 2007 and in prior years in the normal course of the Company’s business. There is no other material relationship between the Company and either of Parent or Merger Sub.
The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.
The Merger Agreement has been included to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of the specific dates therein, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged among the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing those matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third party beneficiaries under the Merger Agreement (except for the right to receive the Merger Consideration from and after the consummation of the Merger) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 5.01 Changes in Control of Registrant.
If the Merger is consummated, there will be a change of control of the Company. See the disclosure regarding the Merger and the Merger Agreement under Item 1.01 above for additional information.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

EXHIBIT	DESCRIPTION
2.1	Agreement and Plan of Merger, dated as of January 3, 2008, by and among North Pointe Holdings Corporation, QBE Holdings, Inc. and Noble Acquisition Corporation.*

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K
Additional Information and Where to Find It
In connection with the proposed Merger, the Company will file a proxy statement with the Securities and Exchange Commission. SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the proxy statement (when available) and other documents filed by North Pointe Holdings Corporation at the Securities and Exchange Commission’s website at http://www.sec.gov. The proxy statement and such other documents may also be obtained free of charge by directing such request to Investor Relations, North Pointe Holdings Corporation, 28819 Franklin Road, Southfield, Michigan, 48034, telephone: (248) 358-1171, or on the Company’s website at www.npic.com.
Paticpants in the Solicitation
The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed Merger. Information regarding the interests of such directors and executive officers is included in the Company’s proxy statement for its 2007 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 30, 2007, and information concerning all of the Company’s participants in the solicitation will be included in the proxy statement relating to the proposed Merger when it becomes available.
Cautionary Notice Regarding Forward Looking Statements
Certain matters discussed in this document and future documents may be forward-looking statements. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Company or industry performance based on management’s judgment, beliefs, current trends and market conditions. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in any forward-looking statement. Forward-looking statements may be identified by the use of words such as “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “seeks,” “estimates,” and similar expressions. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. These include, but are not limited to: (1) regulatory approvals required for the transaction may not be obtained, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on the Company or cause the parties not to consummate the transaction; (2) conditions to the closing of the transaction may not be satisfied or waived; (3) the outcome of any legal proceedings to the extent initiated against the Company and others following the announcement of the transaction cannot be predicted; (4) the business of the Company may suffer as a result of uncertainty surrounding the transaction; and (5) the Company may be adversely affected by other economic, business, and/or competitive factors. Other factors that could cause the Company’s actual results to differ materially from those expressed or implied are discussed under “Risk Factors” in the Company’s most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH POINTE HOLDINGS CORPORATION
Date: January 9, 2008	By:	/s/ Brian J. Roney
Brian J. Roney, Chief Financial Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
2.1	Agreement and Plan of Merger, dated as of January 3, 2008, by and among North Pointe Holdings Corporation, QBE Holdings, Inc. and Noble Acquisition Corporation.*

*     Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K

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